                                    D R A F T

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the
                         Securities and Exchange Act of 1934

[X] Filed by the Registrant [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CHECKPOINT SYSTEMS, INC.
-----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

-----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:

-----------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------

(5) Total Fee paid:
--------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: .....................................
(2) Form Schedule or Registration Statement No:..................
(3) Filing Party:................................................
(4) Date Filed:..................................................

                            CHECKPOINT SYSTEMS, INC.

                                PROXY STATEMENT





                                   [graphic]




























                         2003 NOTICE OF ANNUAL MEETING

[graphic]

                                         CHECKPOINT SYSTEMS, INC.
                                         101 Wolf Drive
                                         P.O. Box 188
                                         Thorofare, NJ 08086

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The Annual Meeting of Shareholders of Checkpoint Systems, Inc. (the "Company") will be held on Thursday, May 1, 2003, at 9:00 a.m., at the Corporate Offices of the Company, 101 Wolf Drive, Thorofare, New Jersey for the following purposes:

     1.   To elect three Class III directors for a three-year term;

     2. To consider a proposal to approve an amendment to the Checkpoint Systems, Inc. Stock Option Plan (1992) to increase by 4,000,000 the number of shares for which options may be granted thereunder from 12,000,000 to 16,000,000; and

     3. To transact such other business as may properly come before the Meeting.

A complete list of Shareholders will be available at the Company's corporate offices noted above, prior to the meeting. Shareholders owning Company shares at the close of business on March 20, 2003 are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournments that may take place.

You are cordially invited to attend the Meeting in person. If you are unable to attend in person, the Board of Directors urges you to sign, date and return the enclosed proxy card promptly.

This Proxy Statement, proxy card and Checkpoint's 2002 Annual Report are being mailed to shareholders on or about April 1, 2003.



                       By Order of the Board of Directors



                                 NEIL D. AUSTIN
                        VICE PRESIDENT, GENERAL COUNSEL
                            AND CORPORATE SECRETARY
                                 APRIL 1, 2003

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
1.    Q:    ON WHAT AM I VOTING?
      A.    You are being asked to vote on the election of three Class III directors (Alan R. Hirsig, George W. Off and Sally Pearson).

            You are also being asked to vote to approve an amendment to the
            Company's Stock Option Plan (1992) which would increase the number of shares issuable under the Plan by 4,000,000 from 12,000,000 to
            16,000,000. The Stock Option Plan was originally adopted in 1982, and the number of shares for which options have been issued under the Plan since its inception (adjusted for stock splits) total
            11,781,005, leaving 218,995 shares unissued as of December 29,
            2002.
--------------------------------------------------------------------------------
2.    Q.    WHO IS ENTITLED TO VOTE?
      A.    Shareholders as of the close of business on March 20, 2003 (the
            Record Date) are entitled to vote at the Annual Meeting.
--------------------------------------------------------------------------------
3.    Q.    WHO CAN ATTEND THE ANNUAL MEETING?
      A.    All Shareholders, as of the Record Date, March 20, 2003 can
            attend.
--------------------------------------------------------------------------------
4.    Q.    HOW DO I VOTE?
      A.    You May Vote By Mail.
            You do this by signing each proxy card you receive and returning your proxy card(s) in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

            You May Vote in Person at the Meeting.
            Ballots will be passed out at the Meeting to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker, and bring it with you to the meeting, in order to vote at the Meeting.

            You May Vote by Telephone.
            Shareholders may vote by telephone. To do this, follow the instructions entitled "Vote by Telephone" that came with this Proxy Statement. The telephone voting procedure is designed to verify shareholders through the use of a Control Number that is provided on each proxy card. If you vote by telephone, you do not have to mail in your proxy card.

            You May Vote on the Internet.
            Shareholders may vote on the Internet. To do this, follow the instructions entitled "Vote by Internet" that came with your proxy statement. If you vote by Internet, you do not have to mail in your proxy card.
--------------------------------------------------------------------------------
5.    Q.    CAN I CHANGE MY VOTE?
      A.    You can revoke your proxy and change your vote at any time before the polls close at the meeting. To do this:
            o Sign another proxy with a later date; or
            o Vote by telephone or on the Internet at a later date (Your latest telephone or Internet proxy will be counted and all earlier votes will be disregarded); or
            o Notify the Secretary of Checkpoint in writing and vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.
            However, once the voting on a particular matter is completed at the
            Meeting, you will not be able to revoke your proxy or change your vote as to any matters on which voting has been completed.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6.    Q.    WHAT CONSTITUTES A QUORUM?
      A.    A quorum is present at the meeting when shareholders of record owning a majority of the outstanding shares are present.
            Shareholders may be present at the meeting in person or represented by proxy. As of the Record Date, March 20, 2003,
            32,720,051 shares of common stock were issued and outstanding.
            Every shareholder of common stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in the election of directors. There is no other class of voting securities outstanding.

            There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. A WITHHELD vote is the same as an abstention. Similarly, if a broker fails to vote shares with respect to which it has discretionary authority ("broker non-votes"), the shares will still be counted as present for quorum purposes.

            The affirmative vote of a majority of the votes, which all shareholders present are entitled to cast, is required to approve any proposal. For voting purposes, only shares voted FOR the adoption of a proposal or the election of directors will be counted as voting in favor, when determining whether a proposal is approved or a director is elected. As a consequence, abstentions, broker non-votes and WITHHELD votes will all have the same effect as a vote against the adoption of a proposal or the election of a director.
--------------------------------------------------------------------------------
7.    Q.    WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?
      A.    If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

            Under the New York Stock Exchange Rules, brokerage firms have authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors and the proposed amendment to the Stock Option Plan (1992).

            If you do not vote your proxy, your brokerage firm may either:
            o Vote your shares on routine matters, or
            o Leave your shares unvoted.

            When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customers' shares on non-routine matters.

            You may have granted your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending upon the terms of the agreement you have with your stockbroker.
--------------------------------------------------------------------------------
8.    Q.    WHAT IF I RECEIVE MORE THAN ONE PROXY CARD?
      A.    This means that you have various accounts that are registered differently with the transfer agent and/or with brokerage firms.
            Please sign and return all proxy cards to ensure that all your shares are voted.
--------------------------------------------------------------------------------
9.    Q.    WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING DUE?
      A.    In order for Shareholder proposals to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of
            Shareholders, proposals must be submitted in writing and received by the Company no later than December 5, 2003.
--------------------------------------------------------------------------------
10.   Q.    WHO ARE THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS?
      A.    PricewaterhouseCoopers LLP, the Company's independent certified public accountants for the fiscal year 2002, have been selected to continue for the fiscal year 2003. A representative of
            PricewaterhouseCoopers LLP is expected to be present at the
            Meeting and will have the opportunity to make a statement if he/
            she desires to do so. The representative is also expected to be available to respond to appropriate questions from shareholders.
--------------------------------------------------------------------------------

                            PROPOSALS TO BE VOTED ON


1. ELECTION OF DIRECTORS

     Nominees for re-election this year are:

     o Alan R. Hirsig

     o George W. Off

     o Sally Pearson

     Each has consented to serve a three-year term.

     THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

     UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES.

2. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S STOCK
   OPTION PLAN (1992)

     At a meeting held on February 20, 2003, the Board of Directors approved a proposal to amend Company's Stock Option Plan (1992), to increase by 4,000,000 the number of shares for which options may be granted thereunder from 12,000,000 to 16,000,000.

     THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

     UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN (1992).

3. OTHER BUSINESS

     The Board knows of no other business for consideration at the meeting. If any matters not specifically set forth on the proxy card and in this Proxy Statement properly come before the Meeting, the persons named in the enclosed proxy will vote or otherwise act, on your behalf, in accordance with their reasonable business judgment on such matters.

                                    GENERAL


This Proxy Statement is furnished by Checkpoint and the proxy card enclosed is being solicited by the Board of Directors of Checkpoint for use at the 2003 Annual Meeting of Shareholders.

                             THE BOARD OF DIRECTORS


At the Meeting, the Shareholders will elect three Class III directors to hold office until the 2006 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors expiring in each year. The term of the Company's three Class III directors, Alan R. Hirsig, George W. Off and Sally Pearson will expire at the Meeting.

The Board of Directors has nominated Alan R. Hirsig, George W. Off and Sally Pearson for election at the Meeting as the Company's Class III directors. Messrs. Hirsig and Off and Ms. Pearson have indicated their willingness to continue to serve as directors. If a nominee, at the time of his or her election, is unable or unwilling to serve, and as a result a substitute nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the substitute nominee in accordance with their reasonable business judgment. Unless contrary instructions are given, the shares represented by your returned executed proxy will be voted "FOR" the election of Messrs. Hirsig and Off and Ms. Pearson. The Board of Directors recommends a vote "FOR" the election of these nominees.

The nominees for election as the Class III directors and the directors whose terms of office will continue after the Meeting, together with certain information about them, are as follows:

ROBERT O. ADERS
Director Since 2002
Term Expires 2005
Age 76

Mr. Aders is Chairman and Chief Executive Officer of The Advisory Board, Inc., an international consulting organization. He is also a member of the Board and President Emeritus of the Food Marketing Institute where he served as CEO from its founding in 1976 until 1993. Mr. Aders was Acting Secretary of Labor under President Ford during 1975 and 1976. From 1957 to 1974 Mr. Aders held a number of executive positions in the Kroger Co. serving as Chairman of the Board from 1970 to 1974. He is a director of Source-Interlink, Spar Marketing, Inc., SureBeam Corporation and Telepanel Systems. Mr. Aders previously served on the Board from 1994 until his retirement in 1999. The Advisory Board, Inc. served as a consultant to the Company from 2000 to October 2002.

W. CRAIG BURNS
Director Since 2002
Term Expires 2004
Age 43

Mr. Burns was named Executive Vice President, Chief Financial Officer and Treasurer of Checkpoint in March 2001, and has held a number of senior positions within the Company since 1996.

DAVID W. CLARK, JR.
Director Since 1982
Term Expires 2005
Age 65

Mr. Clark served as Chairman of the Board from February 1999 to May 2002. Mr. Clark has been a managing director of Pryor & Clark Company, a company engaged in investments, since June 1992. Mr. Clark is a director of CompuDyne Corporation, and SS&C Technologies, Inc.

JOHN E. DAVIES, JR.
Director Since 2002
Term Expires 2004
Age 46

Mr. Davies is Executive Vice President of Checkpoint with responsibility for sales and marketing in the United States, International Americas and Asia Pacific. Mr. Davies has held a number of senior positions within the Company since 1992, including Executive Vice President, Worldwide Operations and Vice President Research and Development.

R. KEITH ELLIOTT
Director Since 2000
Term Expires 2004
Age 61

Mr. Elliott served as Chairman of the Board from May 2002 to August 2002 and was appointed Lead Director in August 2002. Mr. Elliott, is the retired Chairman and Chief Executive Officer of Hercules, Inc. From 1991 to April 2000, he served Hercules, Inc. as Senior Vice President and Chief Financial Officer; Executive Vice President and Chief Financial Officer; President and Chief Operating Officer; President and Chief Executive Officer; Chairman and Chief Executive Officer; and Chairman of the Board of Directors. Mr. Elliott is a member of the Board of Directors of Windsor Tech, Inc., Wilmington Trust Company, Computer Task Group, and the Institute for Defense Analyses.

ALAN R. HIRSIG
Director Since 1998
Term Expires 2003
Age 63

Mr. Hirsig is currently a business consultant. Mr. Hirsig was Chief Executive Officer of ARCO Chemical Company. He had been President and Chief Executive Officer of ARCO Chemical Company from 1991 until his retirement in July 1998. Mr. Hirsig is a member of the Board of Directors of Hercules, Inc., Celanese A.G., and Philadelphia Suburban Corporation. He is also a member of the Boards of the Curtis Institute of Music, Bryn Mawr College, YMCA of Philadelphia and Vicinity and Rosenbach Museum and Library.

GEORGE W. OFF
Director Since 2002
Term Expires 2003
Age 56

Mr. Off has been Chairman of the Board, President and Chief Executive Officer since August 2002. He served as Interim Chief Executive Officer of Checkpoint from June 2002 to August 2002. Mr. Off is a founder and former Chairman and Chief Executive Officer of Catalina Marketing Corporation and a 40-year veteran in the retail marketing industry. During his career, Mr. Off also held executive positions at Lucky Stores, Inc. and Safeway Stores. He is a member of the Food Merchandisers' Education Council and also a member of the Board of Directors of Telephone and Data Systems, Inc., SPAR Group, Inc., and Eckerd College.

JACK W. PARTRIDGE
Director Since 2002
Term Expires 2005
Age 57

Mr. Partridge is President of Partridge & Associates, Inc., a consulting firm providing strategic planning and other services to retailers and companies serving the retail industry. He previously served for two years as Vice Chairman of the Board and Chief Administrative Officer of the Grand Union Company, a food retailer. Prior to joining Grand Union in 1998, Mr. Partridge was Group Vice President of the Kroger Company, where he served for 23 years in several executive positions. He has been actively involved in a number of industry organizations in both the food retailing and chain drug industries. Mr. Partridge is a member of the Board of Directors of SPAR Group, Inc. He has also provided leadership for a broad range of civic, cultural and community organizations.

SALLY PEARSON
Director Since 2002
Term Expires 2004
Age 53

Ms. Pearson is Vice President and General Manager of Merchandise and Retail for the Metropolitan Museum of Art in New York. Ms Pearson previously was President of Liz Claiborne Specialty Stores from 1996 until 1999, served as Executive Vice President of Merchandising at a division of Limited, Inc. from 1995 until 1996, and Senior Vice President and General Manager of Women's Apparel at Saks Fifth Avenue from 1993 until 1995. She also held various management positions with Federated Department Stores over a twenty-four year period. Ms. Pearson serves on the Advisory Board for Kent State Fashion Council, Kent State University.

                          BOARD AND COMMITTEE MEETINGS


The Board held 5 regular and 13 special meetings in 2002. Each director attended at least 95% of all Board and applicable committee meetings during 2002. The following table describes the Board's committees:

          Name of Committee                           Functions of the Committee                              Number of
             and Members                                                                                   Meetings in 2002
 ---------------------------------------------------------------------------------------------------------------------------------
 AUDIT COMMITTEE                      Monitors the financial reporting policies and process; the                  7
 David W. Clark, Jr.                  system of internal controls; the audit process and makes
 R. Keith Elliott*                    recommendations for the selection of the Company's
 Alan R. Hirsig                       independent certified public accountants.
 ---------------------------------------------------------------------------------------------------------------------------------
 COMPENSATION AND STOCK OPTION        Acts at various times during the year to approve salaries,                  5
 COMMITTEE                            benefits and compensation arrangements for the Company's
 Robert O. Aders                      officers and to grant stock options.
 R. Keith Elliott
 Alan R. Hirsig*
 Jack W. Partridge
 ---------------------------------------------------------------------------------------------------------------------------------
 GOVERNANCE AND NOMINATING            Provides counsel to the full Board with respect to: (a)                     3
 COMMITTEE                            Board organization, membership and function, (b) Committee
 David W. Clark, Jr.                  structure and membership; and (c) succession planning for
 R. Keith Elliott*                    the executive management of the company.
 Jack W. Partridge
 Sally Pearson
 ---------------------------------------------------------------------------------------------------------------------------------


*Chairperson for 2002.

                        Non-Employee Board Compensation

 Type of Compensation                               Amount of Payment
---------------------------------------------------------------------------------
 Annual Retainer - Board Members                         $25,000
---------------------------------------------------------------------------------
 Annual Retainer - Chairman of the Board                 $50,000
---------------------------------------------------------------------------------
 Annual Retainer - Committee Chairpersons                $ 5,000
---------------------------------------------------------------------------------
 Board Attendance Fee (per meeting)                      $ 1,000
---------------------------------------------------------------------------------
 Special Board Meetings                                  $ 1,000
---------------------------------------------------------------------------------
 Telephonic Board Meetings                               $   750
---------------------------------------------------------------------------------
 All Other Committee Meetings                            $ 1,000
---------------------------------------------------------------------------------



Directors receive reimbursement of out-of-pocket expenses for attending Board and Committee meetings. Employee Directors receive no additional compensation for attending Board and Committee Meetings.

               OPTION AWARDS TO NON-EMPLOYEE DIRECTORS AND OTHER
                                  COMPENSATION


Non-employee directors are entitled to receive non-incentive stock options to purchase Checkpoint common stock under the Stock Option Plan (1992), but no director may be awarded Options for an aggregate of more than 10% of the shares available under the Stock Option Plan. Effective with the 2002 Shareholders' Meeting, each non-employee director is to receive, upon his/her initial election as a director, and annually thereafter, non-incentive stock options for 10,000 shares.

In May 2000, the Board implemented a Deferred Compensation Plan. Non-Employee Directors may defer all or a portion of their cash compensation to a deferred compensation account. Non-employee directors may elect to: 1) receive cash for all services; 2) defer a percentage of cash compensation, with the deferral amount invested in a selected stock fund with distribution at retirement; 3) receive Company shares in lieu of cash; or 4) defer a percentage of cash compensation and receive 125% value in phantom Company shares, valued on the last trading day of the calendar quarter in which he or she would have received a cash payment, with deferred shares distributed upon retirement. Since the inception of the Plan, more than 70% of the compensation due non-employee directors has been deferred and converted into phantom shares under the Plan.

                             PRINCIPAL SHAREHOLDERS


Owners of More Than 5%

The following table sets forth certain information respecting the holdings of the parties who were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 5, 2003. The parties named below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, except where otherwise indicated.


  Name and Address of                                     Amount and Nature of        Percent of
  Beneficial Owner                                        Beneficial Ownership      Common Stock(1)
 --------------------------------------------------------------------------------------------------
 Westport Asset Management, Inc. (1)                          2,554,900                   7.8%
 253 Riverside Avenue
 Westport, Connecticut 06880
 --------------------------------------------------------------------------------------------------
 Dimensional Fund Advisors, Inc. (1)                          1,924,290                   5.9%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401
 --------------------------------------------------------------------------------------------------
 William Blair & Company LLC (1)                              2,163,930                   6.6%
 222 W. Adams
 Chicago, IL 60606
 --------------------------------------------------------------------------------------------------
 Southeastern Asset Management, Inc. (1)                      2,049,600                   6.3%
 6410 Poplar Avenue
 Suite 900
 Memphis, TN 38119
 --------------------------------------------------------------------------------------------------
 Barclay's Global Investors, NA (1)                           1,664,603                   5.0%
 45 Fremont Street
 San Francisco, CA 94105
 --------------------------------------------------------------------------------------------------

Not included in the above table is a Schedule 13-D filed with the Securities and Exchange Commission on March 25, 2003 by MMI Investments L.P., 152 West 57th Street, New York, New York 10019, representing 1,941,400 shares of Common Stock and representing 5.9%.

(1) As reported on Schedules 13G filed with the Securities and Exchange Commission ("SEC") on: (i) February 15, 2003 in the case of Westport Asset Management, Inc., (ii) February 3, 2003 in the case of Dimensional Fund Advisors, Inc., (iii) February 3, 2003 in the case of Southeastern Asset Management, Inc.; (iv) February 13, 2003 in the case of William Blair & Company LLC.; and (v) February 10, 2003 in the case of Barclay's Global Investors, NA.

                        SECURITY OWNERSHIP OF MANAGEMENT


This table shows the number of shares of Checkpoint Common Stock owned by each director, the Company's Chief Executive Officer and the four other most highly compensated executive officers and other executive officers as of March 5, 2003. Each person named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise stated.

         Name and Address of                  Amount and Nature of                 Percent of                    Phantom
           Beneficial Owner                 Beneficial Ownership (1)              Common Stock               Stock Units (15)
 ---------------------------------------------------------------------------------------------------------------------------------
 Robert O. Aders (2)                                  15,000                          .05%                             0
 ---------------------------------------------------------------------------------------------------------------------------------
 W. Craig Burns (3)                                  288,222                          .88%                             0
 ---------------------------------------------------------------------------------------------------------------------------------
 David W. Clark, Jr. (4)                              96,892                          .30%                        21,067
 ---------------------------------------------------------------------------------------------------------------------------------
 John E. Davies, Jr. (5)                             121,403                          .37%                             0
 ---------------------------------------------------------------------------------------------------------------------------------
 R. Keith Elliott (6)                                 33,000                          .10%                        13,182
 ---------------------------------------------------------------------------------------------------------------------------------
 Alan R. Hirsig (7)                                   39,300                          .12%                        14,849
 ---------------------------------------------------------------------------------------------------------------------------------
 George W. Off (8)                                    20,000                          .06%                             0
 ---------------------------------------------------------------------------------------------------------------------------------
 Jack W. Partridge (9)                                23,000                          .07%                             0
 ---------------------------------------------------------------------------------------------------------------------------------
 Sally Pearson (10)                                   10,000                          .03%                             0
 ---------------------------------------------------------------------------------------------------------------------------------
 Neil D. Austin (11)                                  52,583                          .16%                             0
 ---------------------------------------------------------------------------------------------------------------------------------
 Per Levin (12)                                       34,667                          .11%                             0
 ---------------------------------------------------------------------------------------------------------------------------------
 William J. Reilly, Jr. (13)                         345,000                         1.05%                             0
 ---------------------------------------------------------------------------------------------------------------------------------
 Michael E. Smith                                          0                          .00%                             0
 ---------------------------------------------------------------------------------------------------------------------------------
 All Directors and Officers as a                   1,110,119                         3.39%                        49,098
 Group (14 persons) (14)
 ---------------------------------------------------------------------------------------------------------------------------------


(1) Unissued shares subject to options exercisable within 60 days of March 5, 2003 are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned.
(2)  Includes options to purchase 10,000 shares of Common Stock.
(3)  Includes options to purchase 282,500 shares of Common Stock.
(4)  Includes options to purchase 29,356 shares of Common Stock.
(5)  Includes options to purchase 120,668 shares of Common Stock.
(6)  Includes options to purchase 30,000 shares of Common Stock.
(7)  Includes options to purchase 30,000 shares of Common Stock.
(8)  Consists of options to purchase 20,000 shares of Common Stock.
(9)  Includes options to purchase 20,000 shares of Common Stock.
(10) Consists of options to purchase 10,000 shares of Common Stock.
(11) Includes of options to purchase 51,667 shares of Common Stock.
(12) Consists of options to purchase 34,667 shares of Common Stock.
(13) Includes options to purchase 337,600 shares of Common Stock which will expire March 26, 2003 if not exercised.
(14) See footnotes 3, 5 and 11 above. Total shown includes 4,623 shares held by the custodian of the ESPP.
(15) Phantom Stock units convertible into Common Stock pursuant to the deferral provisions of the Deferred Compensation Plan described under Option Awards to Non-Employee Directors and Other Compensation. The units do not have voting rights and are convertible into Common Shares upon termination of the individual's service as a Director.

                             EXECUTIVE COMPENSATION


Cash, Bonus and Deferred Compensation

This table shows for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the named executive officers as required under the rules of the SEC.

                           Summary Compensation Table

                                                                                   Annual              Long Term       All Other
                                                                                Compensation          Compensation   Compensation
 --------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Stock
                                                                                 Salary     Bonus       Options          Other
  Name and Principal Position                                            Year    ($) (1)     ($)          (2)             (3)
 --------------------------------------------------------------------------------------------------------------------------------
  George W. Off                                                          2002    372,427         0      420,000         267,592
  Chairman of the Board, President and
  Chief Executive Officer
 --------------------------------------------------------------------------------------------------------------------------------
  Michael E. Smith (4)                                                   2002    328,321   200,000       90,000               0
  President, Chief                                                       2001    437,416         0      125,000               0
  Executive Officer and Director                                         2000    320,366         0            0               0
 --------------------------------------------------------------------------------------------------------------------------------
  William J. Reilly, Jr. (5)                                             2002    378,574   150,000       50,000               0
  Chief Operating Officer                                                2001    384,810         0      100,000               0
                                                                         2000    332,040         0            0               0
 --------------------------------------------------------------------------------------------------------------------------------
  W. Craig Burns                                                         2002    377,579   150,000       50,000               0
  Executive Vice President,                                              2001    275,265         0      100,000               0
  Chief Financial Officer and Treasurer                                  2000    200,527         0            0               0
 --------------------------------------------------------------------------------------------------------------------------------
  John E. Davies, Jr.                                                    2002    270,970         0       25,000               0
  Executive Vice President                                               2001    232,113         0       15,000               0
                                                                         2000    194,651         0       20,000               0
 --------------------------------------------------------------------------------------------------------------------------------
  Per H. Levin                                                           2002    249,427   753,671       20,000          51,322
  Vice President, General                                                2001    236,571   348,632       35,000          48,676
  Manager of Europe                                                      2000    134,925   168,657            0          41,824
 --------------------------------------------------------------------------------------------------------------------------------
  Neil D. Austin                                                         2002    229,375         0       10,000               0
  Vice President, General                                                2001    229,376         0       15,000               0
  Counsel and Secretary                                                  2000    221,975         0            0               0
 --------------------------------------------------------------------------------------------------------------------------------

(1)  Amounts shown in the "Salary" column include payments under the:

     o Company's Executive Supplemental Plan, a plan adopted in 1991 for those of its highly compensated officers whose participation in the Company's 401(K) savings plans may be limited by applicable Internal Revenue Service regulations;
     o    Checkpoint Systems, Inc. Employee Stock Purchase Plan;
     o Checkpoint Systems, Inc. Deferred Compensation Plan for certain executives. The Deferred Compensation Plan is a flexible premium variable life insurance program which consists solely of participant deferrals. The administrative costs of the Plan are paid by the Company and are less than $30,000 in total. Each of the above named executives, except Messrs. Off and Levin, participates in the Plan.

(2) Options reflected in the "Stock Options" column reflect grants of options to purchase the Company's Common Stock under the Company's Stock Option Plan (1992), described under the caption "Compensation and Stock Option Committee Report on Executive Compensation."
(3) Amounts shown in All Other Compensation included relocation benefits related to Mr. Off and pension and housing allowances related to Mr. Levin.
(4) Mr. Smith's employment with the Company terminated on July 15, 2002. Under the terms of Mr. Smith's employment contract he was entitled to receive severance pay for a period of thirty (30) months together with continuation of various benefit plan coverage for a like period. Mr. Smith also was entitled to receive an incentive payment and the value of outplacement benefits. Mr. Smith also entered into a consulting agreement with the Company for a term ending December 2003. Mr. Smith received an additional $1,969,675 in a single payment in 2002 related to such entitlements, plus the value of the benefit plan participation.
(5) Mr. Reilly's employment with the Company terminated on September 27, 2002. Under the terms of Mr. Reilly's employment contract he was entitled to receive severance pay for a period of twenty-four (24) months together with continuation of various benefit plan coverage for a like period. Mr. Reilly also was entitled to receive an incentive payment and the value of outplacement benefits. Mr. Reilly also entered into a consulting agreement with the Company for a term ending December 2003. Mr. Reilly received an additional $1,370,039 in a single payment in 2002 related to such entitlements, plus the value of the benefit plan participation.

The table above does not include columns for Restricted Stock Awards, Long-Term Incentive Plan Payouts and Other Annual Compensation. Checkpoint had no amounts to report in the columns for Restricted Stock Awards and Long-Term Incentive Plan Payouts. The amount of Other Annual Compensation paid to the named executive officers was in each case, except for Messrs. Off and Levin for perquisites which are not reportable since they did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for each named executive officer.

Stock Option Grants in 2002

The table below shows stock option grants to the Company's Chief Executive Officer and named executive officers in 2002.

                       Option Grants in Last Fiscal Year

                                    Number of       % of Total                                          Potential Realizable
                                   Securities        Options/                                             Value at Assumed
                                   Underlying         SAR's                                              Annual Rates of Stock
                                    Options/        Granted to                                            Price Appreciation
                                      SAR's         Employees       Exercise or                           For Option Term (2)
                                     Granted            in          Base Price        Expiration       -------------------------
              Name                   (#) (1)       Fiscal Year       ($/Share)          Date            5% ($)          10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
 George W. Off                          20,000(3)       1.6333         $16.5400         05/02/12         208,038           527,210
                                         9,528          0.7781         $10.4950         06/25/12          62,887           159,368
                                        52,972          4.3260         $10.4950         10/25/12         364,517           932,703
                                       319,102         26.0598         $10.8700         02/15/13       2,322,098         5,970,935
                                        18,398          1.5025         $10.8700         08/15/12         125,770           318,727
-----------------------------------------------------------------------------------------------------------------------------------
 Michael E. Smith                        7,788           .6360         $12.8400         01/06/03          62,888           159,371
                                        82,212          6.7139         $12.8400         01/06/03         663,862         1,682,358
-----------------------------------------------------------------------------------------------------------------------------------
 William J. Reilly                       7,788           .6360         $12.8400         03/26/03          62,888           159,371
                                        42,212          3.4473         $12.8400         03/26/03         340,862           863,812
-----------------------------------------------------------------------------------------------------------------------------------
 W. Craig Burns                          7,788           .6360         $12.8400         02/19/12          62,888           159,371
                                        42,212          3.4473         $12.8400         08/19/12         340,862           863,812
-----------------------------------------------------------------------------------------------------------------------------------
 John E. Davies, Jr.                     7,788           .6360         $12.8400         02/19/12          62,888           159,371
                                        17,212          1.4056         $12.8400         08/19/12         138,987           352,220
-----------------------------------------------------------------------------------------------------------------------------------
 Per Levin                               6,666           .5444         $12.8400         02/19/12          53,828           136,411
                                        13,334          1.0889         $12.8400         08/19/12         107,672           272,862
-----------------------------------------------------------------------------------------------------------------------------------
 Neil D. Austin                         10,000           .8167         $12.8400         02/19/12          80,750           204,637
-----------------------------------------------------------------------------------------------------------------------------------


(1) The top figure, where applicable, reflects an incentive stock option and the bottom figure reflects a non-incentive stock option. Under the Checkpoint Systems, Inc. Stock Option Plan (1992), options granted prior to July 23, 1997 are exercisable immediately (subject to a six-month holding requirement in the case of management subject to Section 16 of the Securities Exchange Act of 1934). The term of the incentive stock options is ten years and the term for non-incentive stock options is ten years and six months. In July 1997, the Compensation and Stock Option Committee declared that all options issued under the Company's Stock Option Plan (1992) on or after July 23, 1997 to persons with the title of vice president or above were to vest over a period of three years at a rate of one-third per year. Pursuant to the Employment Agreements with Messrs. Burns, Reilly and Smith, all options with an exercise price of $15.50 per share or less not otherwise vested as of April 15, 2002, became fully vested as of that date. Options issued to persons with a title other than vice president or above are to vest over a period of two years at a rate of 34% upon the first anniversary of the grant, 33% upon 18 months after the anniversary date; and 33% upon the second anniversary date.
(2) Represents a gain that would be realized assuming the options were held until expiration and the stock price increased at compounded rates of 5% and 10% from the base price per share. The dollar amounts under these columns use the 5% and 10% rates of appreciation required by the Securities and Exchange Commission. This presentation is not intended to forecast possible future appreciation of the Company's Common Stock.
(3)  Non-Incentive Stock Options granted to a Non-employee Director.

Option Exercises and Fiscal Year-End Option Values

The table below shows stock option exercises and the value of unexercised stock options held by the Company's Chief Executive Officer and the named executive officers.

     Aggregated Option Exercises in 2002 and Fiscal Year-End Option Values

                                                                                     Number of
                                                                                    Securities                   Value of
                                                                                    Underlying                  Unexercised
                                                                                    Unexercised                In-the-Money
                                                                                   Options/SAR's               Options/SAR's
                                          Shares                                  At FY-End(#)(2)             At FY-End($)(3)
                                       Acquired On             Value               Exercisable/                Exercisable/
              Name                     Exercise (#)            ($)(1)              Unexercisable               Unexercisable
 ---------------------------------------------------------------------------------------------------------------------------------
 Michael E. Smith                               260,000           387,658                   290,000/0                          0/0
 ---------------------------------------------------------------------------------------------------------------------------------
 William J. Reilly, Jr.                         150,000           292,182                   355,000/0                     20,925/0
 ---------------------------------------------------------------------------------------------------------------------------------
 George W. Off                                        0                 0              20,000/400,000                     0/29,438
 ---------------------------------------------------------------------------------------------------------------------------------
 W. Craig Burns                                       0                 0                   282,500/0                    368,850/0
 ---------------------------------------------------------------------------------------------------------------------------------
 John E. Davies, Jr.                                  0                 0               95,667/58,333                     12,885/0
 ---------------------------------------------------------------------------------------------------------------------------------
 Per Levin                                            0                 0               16,333/43,333                17,499/28,116
 ---------------------------------------------------------------------------------------------------------------------------------
 Neil D. Austin                                  71,667           314,716               43,333/20,000                11,074/12,050
 ---------------------------------------------------------------------------------------------------------------------------------


(1) Represents the difference between the fair market value of the shares at the date of exercise and the exercise price multiplied by the number of shares acquired.
(2) The first number represents the number of exercisable but unexercised options; the second number represents the number of unexercisable options.
(3) The first number represents the value based on the stock price at fiscal year-end of exercisable but unexercised options; the second number represents the value of unexercisable options.

                      Equity Compensation Plan Information

                                                   Number of                                                    Number of
                                                Securities to be                                           Securities Remaining
                                                  Issued Upon                   Weighted-Average              Available For
                                                  Exercise of                  Exercise Price of             Future Issuance
 Plan Category                                Outstanding Options             Outstanding Options           Under Option Plan
 ---------------------------------------------------------------------------------------------------------------------------------
 Equity Compensation Plans Approved
 by Security Holders                               3,810,203                        $13.9402                     218,995
 ---------------------------------------------------------------------------------------------------------------------------------
 Equity Compensation Plans Not
 Approved by Security Holders                              0                               0                           0
 ---------------------------------------------------------------------------------------------------------------------------------
 Total                                             3,810,203                        $13.9402                     218,995
 ---------------------------------------------------------------------------------------------------------------------------------


The Company's 1992 Stock Option Plan (1992 Plan) allows the Company to grant either Incentive Stock Options (ISOs) or Non-Incentive Stock Options (NSOs) to purchase up to 12,000,000 shares of common stock after giving effect to the February 1996 stock split. Under the 1992 Plan, only employees are eligible to receive ISOs and both employees and non-employee directors of the Company are eligible to receive NSOs. Effective with the 2002 Shareholders' Meeting, each non-employee director is to receive, upon his/her initial election as a Director, and annually thereafter, non-incentive stock options for 10,000 shares.

NSOs and ISOs for an aggregate of 11,781,005 shares have been granted under the 1992 Plan through December 29, 2002. At December 29, 2002, December 30, 2001 and December 31, 2000, a total of 218,995, 1,194,141, and 1,464,179 shares, respectively, were available for grant after giving effect to the February 1996 stock split.

All options under the 1992 Plan expire not more than 10 years (plus six months in the case of NSOs) from the date of grant. Both ISOs and NSOs require a purchase price of not less than 100% of the fair market value of the stock at the date of grant.

The 1992 Plan is administered by the Compensation and Stock Option Committee of the Company's Board of Directors. All of the options outstanding at December 29, 2002 were issued pursuant to the 1992 Plan. Stock options granted prior to July 1, 1997 were vested upon grant. In July 1997, the Compensation and Stock Option Committee modified the vesting provisions contained in the 1992 Plan so that all options granted on or after July 23, 1997, to persons other than non-employee directors under the Plan, shall vest as set forth below:

   Incentive Stock Options and Non-Incentive Stock Options issued to all employees whose title is less than Vice President shall vest as follows:

     (i)  34% on or after the first anniversary date of option grant;

     (ii) an additional 33% on or after 18 months of the date of option grant;
          and

     (iii)the remaining 33% on or after the second anniversary date of the option grant.

   Incentive Stock Options and Non-Incentive Stock Options issued to all employees whose title is Vice President and above shall vest as follows:

     (i)  34% on or after the first anniversary date of option grant;

     (ii) an additional 33% on or after the second anniversary date of option grant; and

     (iii)the remaining 33% on or after the third anniversary date of option grant.

In addition to the Stock Option Plan (1992) shown in the table above, the Company sponsors an Employee Stock Purchase Plan which was approved and amended by the Shareholders in 2001 and which provides that all shares purchased for employee participants are purchased on the open market and allocated directly to participant accounts.

            Employment Agreements and Change-in-Control Arrangements

Mr. Off has a written Employment Agreement, which expires December 31, 2005, pursuant to which Mr. Off receives a base salary of Six Hundred Seventy Five Thousand Dollars ($675,000) per annum. Mr. Off's Agreement provides that he participate in annual incentive compensation programs, as determined by the Board of Directors, which would enable Mr. Off to earn incentive compensation up to a maximum of sixty percent (60%) of base salary, provided specified goals and objectives are achieved. Mr. Off also participates in the Company's Stock Option Plan, with grants being determined by the Board of Directors. Mr. Off's Agreement provides that if the Agreement is not renewed at its expiration date, Mr. Off shall receive an amount equal to one year's salary in effect at the time and that any stock options (other than options granted in the preceding nine (9) months prior to the termination date) shall vest immediately. Mr. Off is also subject to non-competition provisions, which range from twelve (12) to thirty (30) months from termination date, depending on various conditions of termination. Mr. Off's Agreement also provides for payments, under certain conditions, related to Change-in Control as defined in the agreement or termination of employment by either the Company, without cause, as defined, or Mr. Off, for good reason, as defined, during the term of Agreement. The payment under such circumstances is an amount equal to two hundred fifty percent (250%) of a combination of Mr. Off's base salary and incentive compensation, as defined in the Agreement. Mr. Off is entitled to participate in the Company's employee benefit plans while an employee and for a period of thirty (30) months thereafter under certain conditions. Mr. Off's Agreement also provided for relocation assistance, with such amounts to be on a "gross up" basis for the taxes associated with such benefit.

Pursuant to a written Employment Agreement which, as amended, expires on March 31, 2003, Mr. Burns receives a base salary of Three Hundred Fifty Thousand Dollars ($350,000). The Agreement provides that vested stock options held by Mr. Burns shall remain exercisable for a period of one hundred eighty (180) days following the termination of his employment, but not beyond their original expiration dates. Mr. Burns is bound to a non-competition provision for a period of five (5) years from the date his employment terminates. Mr. Burns' Agreement provides that should his employment terminate, in certain circumstances, he would be entitled to receive, as severance pay, base salary and various benefits for twenty four (24) months. Should a Change-in-Control of the Company take place, as defined in the Agreement, and the Agreement is terminated, or if the respective responsibilities of Mr. Burns would change materially, he would be entitled to receive Change-in-Control severance benefits equal to two hundred fifty percent (250%) of his base salary and continuation of various benefits for thirty (30) months. In addition, in the event of a Change-in-Control, as defined in the Agreement, he would be entitled to a Success Fee related to the Transaction Value, as defined in the Agreement.

Mr. Levin, who resides in Europe, has a written Employment Agreement, which expires July 19, 2003 pursuant to which Mr. Levin receives a base salary of Two Hundred Forty Nine Thousand Five Hundred Dollars ($249,500) per annum. Mr. Levin is also eligible to participate in an annual bonus plan, which may be amended from time to time by the Company. In addition, Mr. Levin receives a housing allowance and a Thirty Five Thousand Dollar ($35,000) annual contribution to a private pension plan. Mr. Levin participates in the Company's Stock Option Plan, with grants being determined by the Board of Directors. The Agreement further provides that if the Agreement is not renewed at its expiration date, Mr. Levin shall receive an amount equal to one year's salary in effect at the time. Mr. Levin is subject to non-competition provisions for a two (2) year period from the date of termination of employment. The Agreement also provides, under certain conditions, related to Change-in Control, as defined in the Agreement or termination of employment by the Company, without cause, as defined, Mr. Levin would be entitled to payments equal to eighteen (18) months salary and under certain circumstances, an additional six (6) months salary, and continuation of medical benefits for like periods.

In July 2001, the Company renewed and amended the Employment Agreement of Mr. Austin for an additional term ending July 13, 2003. While not stated in his Agreement, Mr. Austin receives a base salary of Two Hundred Seven Thousand Dollars ($207,000). Mr. Austin is eligible to participate in the Bonus Plan annually. The Agreement states that upon termination of employment, in certain circumstances, Mr. Austin would be entitled to receive, as severance pay, his base salary and various benefits for a period of twelve (12) months. Should a Change-in-Control of the Company take place, as defined in the Agreement, and the Agreement is terminated, or if the responsibilities of Mr. Austin would change, Mr. Austin would be entitled to receive up to eighteen (18) months of severance pay and continuation of various benefits for a like period. Mr. Austin's Agreement provides for a two (2) year non-competition agreement upon termination of employment.

Mr. Davies had a written Employment Agreement, which expired in March, 2003. It is expected that Mr. Davies and the Company will enter into a new Agreement. Mr. Davies currently receives a base salary of Two Hundred Fifty Thousand Dollars ($250,000). Mr. Davies is eligible to participate in the Bonus Plan annually. The Agreement states that upon termination of employment, in certain circumstances, Mr. Davies would be entitled to receive, as severance pay, his base salary and various benefits for a period of eighteen
(18) months. Should a Change-in-Control of the Company take place, as defined in the Agreement, and the Agreement is terminated, or if the responsibilities of Mr. Davies would change, Mr. Davies would be entitled to receive eighteen
(18) months of severance pay and continuation of various benefits for a like period. Mr. Davies's Agreement provides for a two (2) year non-competition agreement upon termination of employment.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


The Compensation and Stock Option Committee of the Board of Directors has furnished the following report on executive compensation.

General

Under the supervision of the Compensation and Stock Option Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning the financial interests of the Company's senior management with those of its shareholders. Annual base salary, incentive bonuses, and longer term incentive compensation tied to the Company's performance in a manner that encourages a sharp and continuing focus on building revenue growth and long-term profitability, provide an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the shareholders. The Committee hired an independent compensation consulting firm and reviewed various analytical data to insure that the Company's compensation program for senior executives is competitive with compensation levels paid to senior management of similar sized companies with comparable responsibilities.

In the early part of each fiscal year, the Committee, comprised of independent directors, reviews with the Chief Executive Officer and recommends to the Board, with modifications it deems appropriate, an annual compensation plan for each of the Company's senior executives other than the Chief Executive Officer. The Board's independent directors vote on the recommendations in executive session. This salary plan is based on a review of industry, peer group and national surveys of compensation levels, historical compensation policies of the Company, and the subjective judgments of the Committee relating to the past and expected future contributions, level of experience, leadership abilities and overall performance

The Committee, comprised of independent directors, also reviews and recommends to the Board the base salary of the Chief Executive Officer based on a review of appropriate data and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. The Board's independent directors vote on the recommendations in executive session. For 2002, Mr. Smith's compensation was formulated by the Committee based on these historic factors and that cash flow and debt reduction combined with cost reduction programs would be important goals in light of the general economic conditions and markets in which the company operates.

Mr. Smith's salary and incentive program was approved by unanimous vote of the Board of Directors. Mr. Smith's base salary for the fiscal year 2002 was initially set at $450,000 and later increased to $600,000. Mr. Smith was given the right to participate in the 2002 Bonus Plan (see below). Mr. Smith had the ability to earn a bonus of 60% of base salary based upon achievement of targeted performance levels and up to 90% of base salary for performance in excess of targeted levels. Mr. Smith received an incentive payment of $200,000 related to the execution of a new employment agreement in early 2002. Mr. Smith's employment with the Company terminated July 15, 2002.

Mr. Off served as Interim Chief Executive Officer from June, 2002 and was elected Chairman of the Board, President and Chief Executive Officer in August 2002. Mr. Off's base salary was set, by unanimous consent of the Committee, at an annual rate of $675,000 for the balance of the year 2002 and participation in the 2002 Bonus Plan for the balance of the year, with a targeted percentage of 60%, prorated for the year. Mr. Off did not receive a bonus for the year 2002. In addition, Mr. Off was granted 337,500 stock options upon his acceptance of full time employment.

While the targeted earnings per share growth Plan was not achieved for 2002, the Company made significant progress in cost reductions and improved cash flow resulting in accelerated debt reduction during the year, thereby positioning the Company for enhanced growth opportunities in future years.

Long Term Compensation

In addition to salary, senior management of the Company has the potential to receive additional compensation from one of three possible sources: the Company's 2002 Bonus Plan, discretionary management bonuses, and the Stock Option Plan.

For 2002 the Board of Directors approved the 2002 Bonus Plan. The 2002 Bonus Plan provides for a Bonus Pool to be formed when earnings per share ("EPS") increases over a defined target. The Bonus Pool is then apportioned among four
(4) groups of employees; corporate officers; vice presidents, middle management and front line employees. Each group has a targeted bonus percentage adjusted, depending on the percentage increase or decrease over the targeted EPS growth. Other than for corporate officers, whose bonuses are determined solely on the basis of financial performance of the Company, all participants would have a percentage of their bonuses determined by individual performance. No Bonus Pool would be formed unless 2002 EPS attains a specified level. The specified minimum target for EPS was not attained for the fiscal year 2002 and therefore no bonuses were paid. The Committee did recognize Mr. Reilly and Mr. Burns for their contributions and awarded each an incentive payment of $150,000 in conjunction with the execution of a new employment agreement. Mr. Levin was not a participant in the Corporate Bonus Plan for 2002, but participated in a regional plan, which targeted results were exceeded, resulting in a bonus of $753,671. The 2003 Bonus Plan is also based on EPS targets with adjustments depending on the percentage increase or decrease over the targeted EPS growth. All participants, including corporate officers will have a percentage of their bonuses determined by attainment of specific goals and objectives.

In order to provide incentives to employees over the longer term, the Company maintains the Stock Option Plan (1992) ("Stock Option Plan"). At various times during the year, the Committee grants options to purchase the Company's Common Stock under the Stock Option Plan. Under the Stock Option Plan, as most recently approved by the Shareholders at the 1997 Annual Meeting of Shareholders, the Committee has the authority to grant both incentive and non-incentive options to purchase the Company's Common Stock at an exercise price of at least 100% of the fair market value on the date of grant. All employees of the Company and its affiliates are eligible to receive awards of options thereunder; non-employee directors may only receive non-incentive options as set forth in the Stock Option Plan. The maximum number of shares available for option under the Plan from its inception is 12,000,000; 218,995 remain available for grant thereunder as of December 29, 2002. The Committee believes that the Stock Option Plan has been an important tool in attracting and retaining employees and directors and encourages them to strive for the long-term success of the Company.

Stock option awards under the Stock Option Plan typically are granted annually. In fixing the grants of stock options to the individual senior management group during 2002, including the Named Executive Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer the recommended individual awards, taking into account such facts and subjective issues such as the respective scope of accountability, strategic and operational goals, performance requirements, anticipated contributions of each of the senior management group and information on previous awards under the Stock Option Plan. Any awards to the Chief Executive Officer are determined separately by the Committee and is based, among other things, upon a subjective review of competitive compensation data from several surveys, data from selected peer companies, information regarding his total compensation and historical information regarding his long-term compensation awards as well as the Committee's subjective evaluation of his past and expected future contributions to the Company's achievement of long-term performance goals, including revenue and earnings growth.

The Committee believes that its past grants of options and the Incentive Compensation Plans have successfully focused the Company's senior management on building profitability and shareholder value.

The foregoing report submitted by:

Robert O. Aders
R. Keith Elliott
Alan R. Hirsig, Chairman
Jack W. Partridge

                             AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities regarding management's conduct of the Company's financial reporting policies and processes, system of internal controls, the audit process, and the Company's process for monitoring compliance with laws and regulations and the code of conduct. The Audit Committee consists solely of independent and financially literate Directors of the Board, as provided in the applicable rules of the New York Stock Exchange.

Audit Fees

Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 29, 2002 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $1,251,000. For the year ended December 30, 2001 the amount was $954,000.

Audit Related Services

During the year ended December 29, 2002, and December 30, 2001
PricewaterhouseCoopers rendered professional services to the Company in connection with certain audits of the Company's employee benefit programs. The annual fees related to these audits were $66,000 and $38,000, respectively.

Tax Related Services

In addition to the fees described above, the Company engaged
PricewaterhouseCoopers to perform various tax compliance services and tax consulting for the Company for the years ended December 29, 2002 and December 30, 2001. The annual fees related to these tax related professional services were $887,000 and $947,000, respectively.

All Other Fees

The Company did not engage PricewaterhouseCoopers for services other than those described above.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 29, 2002 with the Company's management and independent auditors. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended. In addition, the Audit Committee has discussed with the independent auditors their independence in relation to the Company and its management, including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has considered whether the provision of non-audit services provided by the auditors is compatible with maintaining the auditors' independence.

Based upon the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2002 to be filed with the Securities and Exchange Commission.

The Committee is currently reviewing its Charter in light of recent legislation and New York Stock Exchange proposals. The review is ongoing, and in light of the anticipated Securities and Exchange Commission and New York Stock Exchange requirements, likely to be promulgated in the next few months, no changes were necessary at this time.

The Company's Audit Committee has not yet adopted/enacted the pre-approval policies and procedures for audit and non-audit service. Therefore, the proxy disclosure does not include pre-approval policies and procedures and related information. The Company is early adopting components of the proxy fee disclosure requirements. The requirement for both the pre-approval policy and procedures and proxy fee disclosure requirements do not become effective until periodic annual filings for the first fiscal year ending after December 15, 2003.

The foregoing report submitted by:

David W. Clark, Jr.
R. Keith Elliott, Chairman
Alan R. Hirsig

                   Governance and Nominating Committee Report


The Governance and Nominating Committee, consisting wholly of independent members of the Board of Directors, held three (3) meetings during the year 2002. The Committee identified and recommended to the Board of Directors six
(6) new candidates for membership on the Board of Directors. The Board unanimously approved each of the candidates. Of the six (6) new members of the Board, three (3) are independent members, resulting in Board composition of six (6) independent members and three (3) employee members. Two of the new independent directors were found by an executive search firm. The Governance and Nominating Committee also determined committee structure and membership during the year. The Committee adopted a charter during 2002 as presented below.

Based on recommendations from the Governance and Nominating Committee, the Board has instituted the following governance procedures. There are six (6) scheduled Board meetings each year. The agendas for the Board meetings are agreed upon in advance by the Chairman and Lead Director. R. Keith Elliott has been designated Lead Director, and the independent Board members meet periodically in executive session.

The foregoing report submitted by:

Governance and Nominating Committee
David W. Clark, Jr.
R. Keith Elliott, Chairman and Lead Director
Jack W. Partridge
Sally Pearson

                            CHECKPOINT SYSTEMS, INC.
                               BOARD OF DIRECTORS
                  GOVERNANCE AND NOMINATING COMMITTEE CHARTER


The Governance and Nominating Committee shall identify and recommend to the Board candidates for membership on the Board and Board committees, recommend to the Board candidates for chief executive officer and other principle corporate officers, develop and recommend criteria and policies relating to service and tenure of directors and oversee matters of corporate governance.

The duties and functions of the Governance and Nominating Committee of the Board of Directors shall be as follows:

Appointment:

Members shall be appointed by the independent members of the Board of Directors. The Committee shall consist of not less than three independent directors. The Committee members shall be appointed for one-year terms at the annual meeting of the Board. The chairperson shall be designated by the non-employee Board members.

Meetings:

The Committee shall meet at such times as it determines to be necessary or appropriate, but not less than once each year. A meeting of the Committee may be called by the Chairman of the Committee.

Purpose:

The Committee shall provide counsel and recommend to the full Board with respect to: (a) Board organization, and recommend membership and function, (b) Committee structure and membership; and (c) succession planning for the executive management of the Company.

Responsibilities and Authorities:

     A.   Board of Directors

          1. Review and recommend director candidates for the Board who bring knowledge, experience, and expertise that would strengthen the Board.

          2. Submit to the Board of Directors on or before the date of the regular February meeting of the Board the Committee's proposed class of directors for election at the Annual Meeting of Shareholders.

          3. Review and recommend to the Board guidelines and procedures to be used by Directors in evaluating the Board's performance, each Board member's performance, and the performance of the Committees.

          4.   Recommend to the Board removal of a Director where appropriate.

          5. The Committee shall also undertake such additional activities within the scope of its primary functions as the Committee may from time to time determine.

     B.   Committees

     Annually review all standing or ad hoc Committees and recommend changes in the number, function or membership on the Committees as appropriate.

     C.   Succession Planning

     Reviews the performance of senior executive management for purposes of management succession.

     D.   Compensation

     Each member of the Committee shall be entitled to compensation for meeting attendance at the standard fee applicable to other standing Board Committees and to reimbursement for out-of-pocket expenses.

                            STOCK PERFORMANCE GRAPH


The following graph assumes the investment of $100 in Checkpoint Systems, Inc. Common Stock on December 26, 1997, the Center for Research in Security Prices Index ("CRSP Index") for NYSE/AMEX/NASDAQ Stock market, and the CRSP Index for NASDAQ Electronic Components and Accessories.


                                                          NASDAQ Electronic
                                     NYSE/AMEX/NASDAQ     Components And
Year    Checkpoint Systems, Inc.    Stock Market Index    Accessories Index
----    ------------------------    ------------------    -----------------

1997           100.0                     100.0                100.0
1998            72.5                     126.2                160.2
1999            56.6                     158.0                285.4
2000            46.1                     142.0                238.4
2001            82.6                     128.1                166.6
2002            67.1                     100.2                 88.9

              SUBMISSION OF PROPOSALS FOR THE 2004 ANNUAL MEETING


Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC and the Company's By-Laws. Should a shareholder wish to have a proposal considered for inclusion in the proxy statement for the Company's 2004 Annual Meeting, the proposal must be received at the Company's offices no later than December 5, 2003.

In connection with the Company's 2004 Annual Meeting, if the shareholders' notice is not received by the Company on or before February 19, 2004, the Company (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

All shareholder proposals and notices should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.

                              COST OF SOLICITATION


The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodian's reasonable fees and expenses in forwarding proxy materials to shareholders. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.

                           ANNUAL REPORT ON FORM 10-K


The Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K as filed with the SEC, on written request. Written request should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.



                                        By Order of the Board of Directors


                                        Neil D. Austin
                                        Vice President, General Counsel
                                        and Corporate Secretary

Checkpoint Systems' Shareholder Direct Service provides timely information about corporate financial results and other matters of interest to shareholders. Through this service, you can hear recorded summaries of major news developments at Checkpoint Systems, including quarterly earnings releases, and request copies of our financial documents by fax or mail.

This service is available 24 hours a day, seven days a week. We hope you will use the service to stay informed about important developments at Checkpoint Systems. The toll free number is: 877-CKP-NEWS or 877-257-6397.

Please also visit our new enhanced Financials section of our corporate website at: www.checkpointsystems.com. This site will include updated stock quotes and charts, historical closing price information, archived SEC filings, and the ability to receive our news and earnings releases automatically via e-mail.

                            CHECKPOINT SYSTEMS, INC.
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 1, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the "Company"), revoking all previous proxies, hereby appoints Neil D. Austin and W. Craig Burns, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Thursday, May 1, 2003, at 9:00 a.m., at the Corporate Offices of the Company, 101 Wolf Drive, Thorofare, New Jersey, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote.

                                    (Continued and to be Signed on Reverse Side)

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE

                  FOR all of the
                  nominees for       WITHHOLD
                  Class III          AUTHORITY
                  Director listed,   To vote for
1.  ELECTION      (except as         all nominees      NOMINEES: Alan R. Hirsig
    OF            marked to the                                  George W. Off
    CLASS III     contrary below)                                Sally Pearson
    DIRECTORS

         For, except vote withheld from the following nominee:

         ---------------------------------------------------------------

2. To consider a proposal to approve an amendment to the Checkpoint Systems, Inc. Stock Option Plan (1992) to increase by 4,000,000 the number of shares for which options may be granted thereunder from 12,000,000 to 16,000,000.

         For _____              Against _____               Abstain _____


3.       To vote on such other business as may properly come before the meeting.


UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE CLASS III DIRECTORS.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CHECKPOINT SYSTEMS, INC.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)                              DATE
            ---------------------------        --------------------------

SIGNATURE(S)                              DATE
            ---------------------------        --------------------------

NOTE: Please sign this Proxy exactly as name(s) appear in the address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is held in the name of two or more persons, all such persons should sign.